As filed with the Securities and Exchange Commission on February 9, 2001
                                           Registration   No. 333-______________

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        GLOBAL SEAFOOD TECHNOLOGIES INC.
               (Exact name of issuer as specified in its charter)

           Nevada                                           95-4117828
-------------------------------                         -------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

555 Bayview Avenue Biloxi, Mississippi                        39530
--------------------------------------                    --------------
  (Address of Principal Executive Offices)                  (Zip Code)

                         Warrants issued as compensation
                                 to Consultants
                              --------------------
                            (Full title of the Plan)

                              Brent Gutierrez, CEO
                        Global Seafood Technologies, Inc.
                               555 Bayview Avenue
                               Biloxi, Mississippi
                      -------------------------------------
                     (Name and address of agent for service)

                                 (228) 435-3632
                              ---------------------
          (Telephone number, including area code of agent for service)

                                   ----------
                                   copies to:
                             Sommer & Schneider LLP
                          595 Stewart Avenue, Suite 710
                              Garden City, NY 11530
                                 (516) 228-8181

         Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of                            maximum          maximum
securities             Amount       offering        aggregate        Amount of
to be                  to be        price per        offering      registration
registered           registered      share            price           fee(1)
-------------------------------------------------------------------------------
Common Stock        1,000,000        $1.00         $  1,000,000       $  264

TOTAL                                              $  1,000,000       $  264
------------
(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on February 6, 2001, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC-Bulletin Board.
(2) Issuable upon the exercise of Warrants granted to a consultant of the Registrant.

Documents Incorporated by Reference    Yes [X]        No [ ]

                                EXPLANATORY NOTE

         The Reoffer Prospectus, filed as part of this Registration Statement, has been prepared in accordance with the requirements of Form S-3 and will be used for offers of Common Stock of Global Seafood Technologies Inc. (the "Company"), by persons who may be deemed to be affiliates of the Company (as that term is defined in Rule 405 under the Securities Act of 1933, as amended).

                    GLOBAL SEAFOOD TECHNOLOGIES INCORPORATED

                              CROSS REFERENCE SHEET

                    Between Items of Form S-3 and Prospectus
                    Pursuant to Rule 501(b) of Regulation S-K

     Registration Statement

     Item and Heading                              Location in Prospectus

1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus.......................   Cover Page

2.   Inside Front and Outside Back
     Cover Pages of Prospectus......................   Inside Cover Page

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges...............................   Introduction

4.   Use of Proceeds................................   Not applicable

5.   Determination of Offering Price................   Not applicable

6.   Dilution.......................................   Not applicable

7.   Selling Security Holders.......................   Cover Page, Selling
                                                       Shareholders

8.   Plan of Distribution...........................   Selling Shareholders

9.   Description of Securities
     to be Registered...............................   Documents Incorporated
                                                       by Reference
10.  Interests of Named Experts
     and Counsel....................................   Legal Opinion and Experts

11.  Material Changes...............................   Not applicable

12.  Incorporation of Certain
     Information by Reference.......................   Documents Incorporated by
                                                       Reference
13.  Disclosure of Commission
     Position on Indemnification of
     Securities Act Liabilities.....................   Indemnification

                               REOFFER PROSPECTUS

                        GLOBAL SEAFOOD TECHNOLOGIES INC.

                                1,000,000 Shares
                                  Common Stock
                                 $.001 par value

                                 --------------

         This Prospectus is being used in connection with the offering from time to time by certain shareholders of Global Seafood Technologies, Inc. ("Selling Shareholders") or their successors in interest of shares of the Common Stock ($.001 par value) of Global Seafood Technologies, Inc. ("Common Stock") which have been or may be acquired upon the exercise of warrants granted as compensation to certain consultants of the Company.

         The Common Stock may be sold from time to time by the Selling Shareholder or by pledgees, donees, transferees, or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers, or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. Global Seafood Technologies, Inc. will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement.

                               -------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

         The last sale price of Global Seafood Technologies, Inc. Common Stock as reported by the OTC-Bulletin Board on February 6, 2001 was $1.00.

                               -------------------

         The date of this Prospectus is February 9, 2001.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN AND, IF GIVEN OR MADE INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                              AVAILABLE INFORMATION

            The Company has filed a Registration Statement on Form S-8 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information with respect to the Company and its Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, can be inspected and copied at the Commission's offices as described above.

            The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                            -------------------------

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus but is not delivered with this Prospectus (other than exhibits to such information unless such exhibits are incorporated by reference in this Prospectus). Such requests may be mailed to Global Seafood Technologies, Inc., 555 Bayview Avenue, Biloxi, Mississippi 39530, Attention: Brent Gutierrez, or may be made by telephone to Mr. Gutierrez at (228) 435-3632.

                                TABLE OF CONTENTS

                                                                         Page

AVAILABLE INFORMATION...............................................       1

SELLING SHAREHOLDERS................................................       4
DOCUMENTS INCORPORATED BY REFERENCE.................................       4

EXPERTS.............................................................       5

LEGAL OPINION.......................................................       5

INDEMNIFICATION ....................................................       5

                              SELLING SHAREHOLDERS

         The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock owned by the Selling Shareholders, the number of shares of Common Stock to be offered by the Selling Shareholders and the number of shares of Common Stock the Selling Shareholders will own after the completion of this offering.

                              Beneficial Ownership         Beneficial Ownership
Name of                        Prior to Offering             After Offering
Selling Shareholder          Shares        Percentage    Shares(1)    Percentage
-------------------          ------        ----------    ---------    ----------
Equity Advisors Inc.(2)    1,000,000           7.0%          -0-           --
------------

(1) Assumes the sale of all of the shares of Common Stock owned by the Selling Shareholder.

(2) Issuable upon the exercise of 1,000,000 warrants. The warrants are immediately exercisable at $1.00 per share.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated in this Prospectus by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000;

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000;

(d)      Definitive Proxy Statement filed July 14, 2000; and

(e) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

                                     EXPERTS

         The consolidated financial statements of the Company at March 31, 2000, 1999 and 1998 and for the three years ended March 31, 2000 incorporated by reference herein and in the registration statement have been audited by HJ & Associates, LLC, independent auditor as set forth in their respective report thereon incorporated herein by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the Common Stock to be offered hereby has been passed upon for the Company by the firm of Sommer & Schneider LLP, 595 Stewart Avenue, Garden City, NY 11530.

                                 INDEMNIFICATION

         The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Nevada law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the New York Business Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated in this Prospectus by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000;

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000;

(d)      Definitive Proxy Statement filed July 14, 2000; and

(e) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

                                     EXPERTS

         The consolidated financial statements of the Company at March 31, 2000, 1999 and 1998 and for the three years ended March 31, 2000 incorporated by reference herein and in the registration statement have been audited by HJ & Associates, LLC, independent auditor as set forth in their respective report thereon incorporated herein by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the Common Stock to be offered hereby has been passed upon for the Company by the firm of Sommer & Schneider LLP, 595 Stewart Avenue, Garden City, NY 11530.

                                 INDEMNIFICATION

         The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Nevada law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the New York Business Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 4.    Description of Securities.

         Not Applicable

Item 5.    Interest of Named Experts and Counsel.

         Certain legal matters in connection with the shares being registered herein will be passed upon for the Company by the Law Offices of Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, NY 11530. None of the partners or employees of Sommer & Schneider LLP own any securities of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Nevada law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the New York Business Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption From Registration Claimed.

         Not Applicable.

Item 8.     Exhibits.

         Number   Description

         5.0      Consent and Opinion of Sommer & Schneider LLP

         24.0     Consent of HJ & Associates, L.L.C.

Item 9.     Undertakings.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on February 7, 2001.

                                           GLOBAL SEAFOOD TECHNOLOGIES, INC.

                                           /s/ Brent Gutierrez
                                           ------------------------------------
                                           Brent Gutierrez, Chairman and CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                         Position                    Date
----------                         --------                    ----

/s/ Brent Gutierrez                Chairman and                February 7, 2001
-------------------------          Chief Executive Officer
Brent Gutierrez

/s/ Clayton Gutierrez              Director                    February 7, 2001
-------------------------
Clayton Gutierrez

/s/ Frank Gutierrez                Executive Vice President    February 7, 2001
-------------------------
Frank Gutierrez

/s/ Anita K. Gutierrez             Vice President and          February 7, 2001
-------------------------          Director
Anita K. Gutierrez


                                   Director                    February _, 2001
-------------------------
William Schofield